                                                                  Exhibit 10.415

                 FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS

      THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AMENDMENT") is entered into as of October 20, 2004 by and between Donahue Schriber Realty Group, L.P., a Delaware limited partnership ("SELLER"), and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("BUYER").

                                    RECITALS:

      A. Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of September 2, 2004 (the "AGREEMENT"; capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement) with respect to the property known as Plaza at River Lakes located in Bakersfield, California.

      B. Seller and Buyer now desire to acknowledge certain matters with respect to the Agreement, and to amend the Agreement, as set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, Buyer and Seller agree as follows with respect to the
Agreement:

      1. WAIVER OF CONTINGENCIES; REDUCTION OF PURCHASE PRICE; COLDWELL BANKER CREDIT. October 20, 2004 is acknowledged to be the Decision Date, and Buyer's execution and delivery of this Amendment (effective upon receipt of a faxed counterpart executed by Seller) constitutes Buyer's waiver of all rights to terminate the Agreement (i) on or before the Decision Date, or (ii) in accordance with Section 4.7 of the Agreement (Buyer hereby acknowledges it has received and approved estoppels from the Majors as well as Minors occupying at least 75% of the remaining leased space at the Property not occupied by the Major). Seller hereby confirms it shall deliver Seller Estoppels as required by the last sentence of Section 4.7 of the Agreement. The Purchase Price is hereby reduced by the sum of $400,000.00 and accordingly is the sum of Seventeen Million Dollars ($17,000,000.00). Seller agrees that, at Closing, Seller shall provide Buyer with a credit against the Purchase Price in the amount of $92,338.00 (less any amount thereof allocable to the period prior to Closing), by reason of prepaid rent paid to Seller by Coldwell Banker, plus a credit against the Purchase Price in the amount of the Monthly Smoothie Rent allocable to the period from the Closing Date through October 30, 2004, plus a credit against the Purchase Price in the amount of the Monthly Quick One Rent allocable to the period from the Closing Date through November 30, 2004.

      2. ESCROW FOR PLANET SMOOTHIE. Seller has entered into a lease (the "SMOOTHIE LEASE") dated July 14, 2004 with Addis Enterprises, Inc. ("SMOOTHIE") covering a portion of the Property as more particularly described therein (the "SMOOTHIE PREMISES"). Smoothie has not yet finished its tenant improvements as required by the Smoothie Lease nor has Smoothie obtained the certificate of occupancy to be issued by the City of Bakersfield (the "SMOOTHIE CERTIFICATE") upon Smoothie's completion of such tenant improvements. Pursuant to the Smoothie Lease, Seller is obligated to pay $19,500 to Smoothie for tenant Improvements (the "SMOOTHIE TIs"), and $5,215 to the broker owed the same (the "BROKER") for leasing commissions (the "SMOOTHIE COMMISSIONS"). Pursuant to the Smoothie Lease, commencing November 1, 2004 Smoothie is obligated to pay to the landlord thereunder the sum of $2,459 per month for base rent and $653.12 per month for estimated operating expenses (the sum of the foregoing amounts, being $3,112.12, is herein called the "MONTHLY SMOOTHIE RENT"). At Closing, Seller shall deposit into escrow, with Escrow Holder, the sum of $56,018.16 ("SMOOTHIE ESCROWED FUNDS") with respect to the Smoothie Lease (said sum equals the product of the Monthly Smoothie Rent times eighteen (18), plus the Smoothie TIs and plus the Smoothie Commission). The Smoothie TI's (or the applicable portion thereof) shall be released to Buyer (for immediate release to Smoothie) upon Buyer's delivery of Buyer's written certification ("BUYER'S SMOOTHIE CERTIFICATION") to Seller and Escrow Holder that Smoothie is entitled to the Smoothie TIs (or the specified portion thereof) pursuant to Article VII of Exhibit B to the Smoothies Lease. The Smoothie Commission shall be disbursed by Escrow Holder to Broker upon receipt of Buyer's Smoothie Certification. If Smoothie shall not have paid the Monthly Smoothie Rent due for November 2004 prior to November 8, 2004, commencing November 8, 2004, and on the same day of each month thereafter until the earlier of (i) the date Smoothie shall have commenced paying the Monthly Smoothie Rent, or (ii) the date of the issuance of the Smoothie Certificate and the date Smoothie shall have taken possession of the Smoothie Space (whichever is later), the Smoothie Monthly Rent shall be promptly disbursed to Buyer from the Escrowed Funds upon Buyer's delivery of written certification to Escrow Holder and Seller that Smoothie has not yet paid the Smoothie Monthly Rent then due. In the event that, after Buyer shall have been paid the Smoothie Monthly Rent (or any portion thereof) out of the Smoothie Escrowed Funds for any particular month, Buyer should receive payment of all or any portion of the Smoothie Monthly Rent from Smoothie for such month, Buyer shall immediately remit the same to Seller. Upon the later to occur of (i) issuance of the Smoothie Certificate, and (ii) the date Smoothie commences paying the Monthly Smoothie Rent (Buyer agrees to enforce the Smoothie Lease with respect thereto), the Smoothie Escrowed Funds still being held by Escrow Holder and not previously disbursed by Escrow Holder pursuant to this Section 3 shall be promptly disbursed to Seller. Buyer agrees to notify Seller in writing promptly upon Buyer acquiring knowledge of the issuance of the Smoothie Certificate and promptly upon Smoothie taking possession of the Smoothie Space and payment of the Smoothie Monthly Rent.

      3. ESCROW FOR QUICK ONE. Seller has entered into a lease (the "QUICK ONE LEASE") dated May 21, 2004 with Anher Corporation ("QUICK ONE") covering a portion of the Property as more particularly described therein (the "QUICK ONE PREMISES"). Quick One has not yet finished its tenant improvements as required by the Quick One Lease nor has Quick One obtained the certificate of occupancy to be issued by the City of Bakersfield (the "QUICK ONE CERTIFICATE") upon Quick One's completion of such tenant improvements. Pursuant to the Quick One Lease, Seller is obligated to pay $21,000 to Quick One for tenant improvements (the "QUICK ONE TIs"), and $3,750 to the broker owed such amount for leasing commissions (the "QUICK ONE COMMISSIONS"). Pursuant to the Quick One Lease, commencing November 1, 2004 Quick One is obligated to pay to the landlord thereunder the sum of $2,505 per month for base rent and $720.00 per month for estimated operating expenses (the sum of the foregoing amounts, being $3,225.00, is herein called the "MONTHLY QUICK ONE RENT"). At Closing, Seller shall deposit into escrow, with Escrow Holder, the sum of $58,050.00 (the "QUICK ONE ESCROWED FUNDS") with respect to the Quick One Lease (said sum equals the product of the Monthly Quick One Rent times eighteen (18), plus the Quick One TIs and plus the Quick One Commission). The Quick One TI's (or the applicable portion thereof) shall be released to Buyer (for immediate release to Quick One) upon Buyer's delivery of Buyer's written certification ("BUYER'S QUICK ONE CERTIFICATION") to Seller and Escrow Holder that Quick One is entitled to the Quick One TIs (or the specified portion thereof) pursuant to Article VII of Exhibit B to the Quick Ones Lease. The Quick One Commission shall be disbursed by Escrow Holder to Broker upon receipt of Buyer's Quick One Certification. If Quick One shall not have paid the Monthly Quick One Rent due for December 2004 prior to December 8, 2004, commencing December 8, 2004, and on the same day of each month thereafter until the earlier of (i) the date Quick One shall have commenced paying the Monthly Quick One Rent, or (ii) the date of the issuance of the Quick One Certificate and the date Quick One shall have taken possession of the Quick One Space (whichever is later), the Quick One Monthly Rent shall be promptly disbursed to Buyer from the Escrowed Funds upon Buyer's delivery of written certification to Escrow Holder and Seller that Quick One has not yet paid the Quick One Monthly Rent then due. In the event that, after Buyer shall have been paid the Quick One Monthly Rent (or any portion thereof) out of the Quick One Escrowed Funds for any particular month, Buyer should receive payment of all or any portion of the Quick One Monthly Rent from Quick One for such month, Buyer shall immediately remit the same to Seller. Upon the later to occur of (i) issuance of the Quick One Certificate, and (ii) the date Quick One commences paying the Monthly Quick One Rent (Buyer agrees to enforce the Quick One Lease with respect thereto), the Quick One Escrowed Funds still being held by Escrow Holder and not previously disbursed by Escrow Holder pursuant to this Section 4 shall be promptly disbursed to Seller. Buyer agrees to notify Seller in writing promptly upon Buyer acquiring knowledge of the issuance of the Quick One Certificate and promptly upon Quick One taking possession of the Quick One Space and payment of the Quick One Monthly Rent.

      5. HOLDBACK FOR CINGULAR WIRELESS. Seller has entered into a Site Access Telecommunications License Agreement Ground Space Site (the "CINGULAR LEASE") dated October 8, 2004 with Pacific Bell Wireless, LLC ("CINGULAR") with respect to the Property. Pursuant to the Cingular Lease, commencing the "Commencement Date" (as defined in the Cingular Lease), Cingular is obligated to pay to the landlord thereunder the sum of $1,750 per month (the "MONTHLY CINGULAR RENT"). Seller and Buyer acknowledge that Cingular may not have obtained the governmental permits (the "PERMITS") required to operate its business pursuant to the Cingular Lease prior to the Closing. At Closing, Seller shall deposit into escrow, with Escrow Holder, the sum of $284,037.11 (the "CINGULAR ESCROWED FUNDS") with respect to the Cingular Lease (the Purchase Price payable by Buyer shall be the source of the Cingular Escrowed Funds). Upon written confirmation from Cingular that it has obtained the Permits (if Cingular refuses to confirm in writing that Cingular has obtained the Permits, Cingular's commencement of its business operations on the Property pursuant to the Cingular Lease shall be deemed Cingular's written confirmation that it has obtained the Permits), the Cingular Escrowed Funds shall be released to Seller. Buyer and Seller agree to exert diligent good faith efforts to obtain such written confirmation. If Cingular terminates the Cingular Lease pursuant to Section
16.10 thereof prior to the release of the Cingular Funds to

Seller, upon such termination the Cingular Escrowed Funds shall be delivered to Buyer. Prior to release of the Cingular Escrowed Funds to Seller, all Monthly Cingular Rent paid to Buyer shall be promptly remitted to Seller.

      6. AGREEMENT IN EFFECT. The terms and provisions of this Amendment shall control over any inconsistent terms and provisions of the Agreement. Except as amended hereby, the parties acknowledge and agree that the Agreement is in full force and effect in accordance with its terms. If required by Escrow Holder, Buyer and Seller shall enter into a separate escrow agreement with Escrow Holder to implement the post-Closing elements of this Amendment, provided such escrow agreement is not in conflict with this Amendment. This Amendment may be executed in counterparts, each of which shall be an original and both of which, together, shall constitute one and the same instrument.


                             SIGNATURES ON NEXT PAGE

      IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

SELLER: Donahue Schriber Realty Group, L.P., a Delaware limited partnership

                 By: Donahue Schriber Realty Group, Inc., a Maryland corporation, its general partner

                 By: /s/ Patrick S. Donahue
                    ------------------------------------

                 Name:  PATRICK S. DONAHUE
                      ----------------------------------

                 Title: PRESIDENT
                       ---------------------------------

                 By: /s/ Dirk Van Wyk
                    ------------------------------------

                 Name:     Dirk Van Wyk
                      ----------------------------------

                 Title:    Vice President
                       ---------------------------------


BUYER:           Inland Real Estate Acquisitions, Inc., an Illinois Corporation

                 By: /s/ Karen M Kautz
                    ------------------------------------

                 Name: Karen M Kautz
                      ----------------------------------

                 Title: Vice President
                       ---------------------------------

                           PURCHASE AND SALE AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


      THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "AGREEMENT") is entered into as of September 2, 2004 by and between Donahue Schriber Realty Group, L.P., a Delaware limited partnership ("SELLER"), and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("BUYER").

                                    RECITALS:

      A. Seller is the owner of certain real property improved as a retail center known as Plaza at River Lakes located in Bakersfield, California.

      B. Buyer desires to purchase that property, and Seller desires to sell that property, on the terms and conditions contained in this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, Buyer and Seller agree as follows:

1. PURCHASE AND SALE

      1.1 AGREEMENT TO BUY AND SELL. Subject to all of the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Buyer and Buyer hereby agrees to acquire and purchase from Seller the following (collectively, the "PROPERTY"):

            1.1.1 All of Seller's right, title and interest in and to that certain parcel of real property described on EXHIBIT "A" attached hereto, together with all of Seller's rights, privileges and easements appurtenant thereto (collectively, the "LAND");

            1.1.1 All of Seller's right, title and interest in and to all improvements, structures, equipment and fixtures located on or under the Land (collectively, the "IMPROVEMENTS") (the Land and Improvements are herein collectively called the "PROJECT");

            1.1.2 All of Seller's right, title and interest in and to all tangible personal property, if any, located on or affixed to the Project and used in connection with the ownership, operation, use or maintenance of the Project, and all intangible property, if any, owned or held by Seller that pertains to the ownership, maintenance, use or operation of the Project, including but not limited to the Project's name (collectively, the "PERSONAL PROPERTY");

            1.1.3 All of Seller's interest in any leases or other agreements demising space in or providing for the use or occupancy of any portion of the Project (collectively, the "LEASES"); and

            1.1.4 All of Seller's right, title and interest in and to any and all service contracts, maintenance agreements, warranties, guaranties, permits and licenses and other contracts and agreements relating to the Property, if any, which continue in full force and effect beyond the

"Closing" (as defined below) (collectively, the "CONTRACTS"), to the extent the Contracts are assignable. The Property does not include cash, any insurance claims (except to the extent Section 4.5 is applicable), or any other claims against third parties.

      1.2 PURCHASE PRICE. The purchase price to be paid by Buyer to Seller for the Property shall be the sum of Seventeen Million Four Hundred Dollars ($17,400,000) (the "PURCHASE PRICE").

      1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be payable as follows:

            1.3.1 Within two (2) business days after the "Effective Date" (as defined below), Buyer shall deliver to Stewart Title Insurance Company ("ESCROW HOLDER" or the "TITLE COMPANY"), in immediately available funds, the sum of Four Hundred Thousand Dollars ($400,000) (said sum, together with any interest earned thereon while held by Escrow Holder, is herein called the "DEPOSIT"). Escrow Holder shall deposit the Deposit into an interest-bearing account satisfactory to Buyer pending disbursement in accordance with the terms of this Agreement. Unless Buyer terminates this Agreement by delivery of written notice of termination (the "TERMINATION NOTICE") to Seller and Escrow Holder on or before the date (the "DECISION DATE") that is thirty (30) days after the Effective Date, the Deposit shall be non-refundable after the Decision Date, except in the event of Seller's material default and except as otherwise expressly herein provided, and shall be applied to the Purchase Price at Closing.

            1.3.2 Not later than 10:00 am Pacific time on the "Closing Date" (as defined below), Buyer shall deposit into Escrow, by wire transfer of federal funds, the balance of the Purchase Price, subject to adjustment by reason of any applicable prorations and the allocation of closing costs described below.

2. OPENING OF ESCROW

      2.1 ESCROW; ESCROW HOLDER. Within two (2) business days after Seller shall have executed this Agreement, Seller shall open an escrow (the "ESCROW") with Escrow Holder at 505 N. Brand Blvd., Ste. 800, Glendale, CA 91203, Attn: Josette Loaiza, by delivering an executed copy of this Agreement to Escrow Holder. The date the Escrow is opened pursuant to the preceding sentence is herein called the "EFFECTIVE DATE". Escrow Holder shall promptly advise Buyer and Seller of the Effective Date.

      2.2 ESCROW INSTRUCTIONS. The terms and conditions set forth in this Agreement shall constitute both an agreement between Seller and Buyer and escrow instructions for Escrow Holder. Seller and Buyer shall promptly execute and deliver to Escrow Holder any separate or additional escrow instructions requested by Escrow Holder that are consistent with the terms of this Agreement. Any separate or additional instructions shall not modify or amend the provisions of this Agreement unless otherwise expressly set forth by mutual consent of Buyer and Seller. As used in this Agreement, "CLOSING" shall mean the recordation (or the commitment of the Title Company to do so to the satisfaction of Buyer) of the "Deed" (as defined below) in the Official Records of Kern County, California and the payment of the Purchase Price to Seller.

      2.3 CLOSING DATE. Escrow shall close on or before the date (the "CLOSING DATE") that is thirty-five (35) days after the Effective Date.

3. ACTIONS PENDING CLOSING

      3.1 BUYER'S REVIEW OF TITLE.

            3.1.1 Seller shall cause the Title Company, promptly after the Effective Date, to deliver to Buyer a copy of a current preliminary title report or commitment for title insurance (as well as a copy of each exception referenced therein) showing the condition of title to the Property (the "TITLE REPORT"). Upon receipt from Buyer of funds sufficient to pay for a survey of the Property, Seller shall engage a surveyor to prepare a survey of the Property (the "SURVEY") that meets the requirements set forth on Schedule 3.1.1 hereof. Seller is ordering the Survey as an accommodation to Buyer, and in no event shall Seller be in breach or default by reason of the contents, or timing of delivery, of the Survey.

            3.1.2 Buyer shall have until the later of five (5) days after receipt of the Title Report and Survey or twenty five (25) days after the Effective Date ((the "TITLE DATE") within which to deliver to Seller written notice of Buyer's disapproval of title as shown on the Title Report and Survey (those title matters identified on the Title Report and Survey and timely disapproved in writing by Buyer are hereafter called the "DISAPPROVED EXCEPTIONS"). Buyer's failure to deliver such notice to Seller on or before the Title Date shall constitute Buyer's approval of the condition of title as shown on the Title Report and Survey.

            3.1.3 Seller shall notify Buyer in writing within three (3) business days after Seller's receipt of Buyer's notice of Disapproved Exceptions that: (a) Seller will remove such Disapproved Exceptions from title as of or before Closing; or (b) Seller will not remove any or certain specified Disapproved Exceptions from title. Seller's failure to address any Disapproved Exceptions in any notice, or failure to give a notice as to any Disapproved Exceptions, shall constitute Seller's statement that it will not remove such Disapproved Exceptions from title.

            3.1.4 If Seller does not provide Buyer with written notice that it shall remove all Disapproved Exceptions from title, Buyer shall have the right to terminate this Agreement by delivery of written notice of termination in accordance with Section 3.3 on or before the Decision Date, as Buyer's sole and exclusive remedy. Buyer's failure to provide such notice of termination on or before the Decision Date shall constitute Buyer's waiver of its disapproval of the Disapproved Exceptions. In the case of Buyer's waiver (or deemed waiver) of Disapproved Exceptions, Seller shall have no obligation to remove or otherwise address such Disapproved Exceptions from title, and such waived Disapproved Exceptions shall be deemed approved. If Buyer elects to terminate this Agreement pursuant to this Section 3.1.4, the provisions of Section 3.3 shall apply. Except for the Disapproved Exceptions Seller removes or covenants to remove, the exceptions to title shown by the Title Report and Survey and any encumbrance arising from the acts of Buyer are called the "PERMITTED EXCEPTIONS" in this Agreement. In no event shall any mortgage or judgment liens be Permitted Exceptions, and Seller shall cause the same to be removed at or before Closing. Should a supplemental Title Report be issued by the Title Company after the date of the original Title Report disclosing additional title exceptions that adversely affect the condition of title to the Property, then the Title Date shall, if applicable, be extended to the date that is three (3) business days after Buyer's receipt of the supplemental Title Report, and if necessary, the Closing Date shall be automatically extended to the extent necessary to accommodate the approval procedures of
Section 3.1.3 and this Section 3.1.4.

      3.2 BUYER'S REVIEW OF THE PROPERTY; AGREEMENTS. Promptly after the Effective Date, Seller shall provide Buyer with copies of (or make available to Buyer for review at the Project) the items reflected on Schedule 3.1 attached hereto (collectively, the "DUE DILIGENCE DOCUMENTS"). Notwithstanding the foregoing or any other provision hereof to the contrary, (i) Seller's responsibility to provide Due Diligence Documents shall be limited to those Due Diligence Documents in Seller's (or its property manager's) possession (without limiting the foregoing, those items that are marked "not in our possession" on
Schedule 3.1 shall not be provided), (ii) Seller shall not be required to generate reports or analyses not typically prepared (or reflecting information not typically reflected) in Seller's ordinary course of business, and (iii) the Due Diligence Documents are provided as an accommodation to Buyer and Seller expressly disclaims any and all representations and warranties regarding the same. On or before the Decision Date, Buyer shall have reviewed the foregoing and prepared, obtained, reviewed (or shall have chosen not to have prepared, obtained or reviewed) and approved, among other things, all other reports of investigations of the Property, including, such soil, environmental, geological and engineering tests and reports, and other inspections of the Property as Buyer shall deem necessary in order to determine whether the Property is suitable for Buyer's intended use, as well as investigated (or chosen not to have investigated) all zoning requirements, federal, state and local laws, ordinances, rules, regulations, permits, licenses, approvals and orders applicable to the Property. Pursuant to and subject to the requirements of
Section 3.5 of this Agreement, Buyer may enter onto the Property for the purpose of conducting its inspection (the "INSPECTION") of the Property; provided, however, without first obtaining Seller's prior written consent, which consent will not be unreasonably withheld, Buyer shall only conduct a visual inspection, with no right to conduct any physical testing, boring, sampling or removal (collectively "PHYSICAL TESTING") of any portion of the Property. If Buyer wishes to conduct any Physical Testing of the Property, Buyer shall submit a work plan to Seller prior to the Decision Date for Seller's prior written approval, which work plan Seller may modify, limit or disapprove in its reasonable discretion. If, on the basis of the review and the Inspection described in this Section 3.2, or if for any other reason or no reason, Buyer determines that the Property is not suitable for Buyer's intended use, then Buyer may terminate this Agreement by delivering the Termination Notice to Seller and Escrow Holder on or before the Decision Date. Buyer's failure to deliver the Termination Notice to Seller and Escrow Holder on or before the Decision Date shall constitute Buyer's approval of the aforementioned items and of the condition of the Property.

      3.3 BUYER'S TERMINATION. If Buyer elects to terminate this Agreement in accordance with Sections 3.1.4 or 3.2, Buyer shall deliver the Termination Notice to Seller and Escrow Holder on or before the Decision Date. If Buyer elects to terminate this Agreement in accordance with Sections 4.4 or 4.5, then on or before the dates specified therein, Buyer shall deliver a Termination Notice to Seller and Escrow Holder that Buyer elects to terminate this Agreement pursuant to said Sections. Buyer's failure to timely deliver such termination notice pursuant to said Sections of this Agreement shall constitute Buyer's waiver of Buyer's right to terminate this Agreement pursuant to said Sections. If Buyer timely elects to terminate this Agreement pursuant to Sections 3.1.4, 3.2, 4.4 or 4.5, Escrow Holder shall deliver the Deposit to Buyer, less fifty percent (50%) of any Escrow termination fee, and Escrow Holder shall return to the depositor thereof any other materials previously placed in Escrow and remaining in Escrow; and neither party shall thereafter have any further rights or obligations under this Agreement unless expressly provided otherwise herein.

      3.4 NO PROCESSING. Without Seller's prior written consent, until the Closing, Buyer shall not make any application to any governmental agency for any permit, approval, license or other entitlement for the Property or the use or development thereof.

      3.5 ACCESS TO PROPERTY.

            3.5.1 Subject to the rights of existing tenants of the Property ("TENANTS"), whom Buyer hereby agrees not to interview or question without having provided Seller and Seller's Broker (as defined below) with at least 24 hours prior written notice of its intention to do so during such interview, Seller hereby grants to Buyer and Buyer's representatives, agents, employees and contractors (collectively, "BUYER'S AGENTS") a nonexclusive license to enter onto the Property solely for the purpose of conducting Buyer's Inspection. Any Inspection work shall be at the sole cost and expense of Buyer. The license created under this Section 3.5.1 shall expire on termination of this Agreement. At least forty-eight (48) hours prior to any entry and Inspection, Buyer shall provide Seller with sufficient evidence to show that Buyer and Buyer's Agents, who are to enter upon the Property, are adequately covered by policies of insurance issued by a carrier reasonably acceptable to Seller insuring Buyer and Seller against any and all liability arising out of Buyer's or Buyer's Agents' entry upon and Inspection of the Property, including without limitation any loss or damage to the Property, with coverage in the amount of not less than $1,000,000 per occurrence.

            3.5.2 Buyer agrees to keep the Property free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Buyer or Buyer's Agents with respect to any Inspection or Physical Testing of the Property. If any such lien shall at any time be filed, Buyer shall cause the same to be discharged of record within twenty (20) days thereafter by satisfying the same or, if Buyer in its discretion and in good faith determines that such lien should be contested, by recording a bond. Failure by Buyer to discharge such lien shall be a material breach of this Agreement and Seller may terminate this Agreement by written notice thereof to Buyer.

            3.5.3 Buyer shall, at its sole cost and expense, comply with all applicable federal, state and local laws, statutes, rules, regulations, ordinances, or policies in conducting the Inspection and the Physical Testing.

            3.5.4 Buyer hereby agrees to hold harmless, protect, defend and indemnify, and hereby releases, Seller and its trustees, officers, directors, employees, contractors, agents, subsidiaries and affiliates, and its and their respective successors and assigns (collectively, the "INDEMNITEES") and the Property from and against any and all claims, demands, causes of action, losses, liabilities, liens, encumbrances, costs or expenses (including without limitation reasonable attorneys' fees and litigation costs) arising out of, connected with or incidental to: (a) any injuries to persons (including death) or property (real or personal), or (b) any mechanics', workers' or other liens on the Property, by reason of or relating to the work or activities conducted on the Property by Buyer or Buyer's Agents. The provisions of this Section 3.5.4 shall survive any termination of this Agreement and shall not be limited in any way by any other terms of this Agreement.

            3.5.5 In no event shall Buyer or Buyer's Agents have the right to place any materials or equipment on the Property (including, without limitation, signs or other advertising material) until after the Closing has occurred.

            3.5.6 Buyer shall, at its sole cost and expense, clean up and repair the Property, in whatever manner necessary, after Buyer's or Buyer's Agents' entry thereon so that the Property shall be returned to the same conditions that existed prior to Buyer's or Buyer's Agents' entry thereon.

4. ADDITIONAL AGREEMENTS OF THE PARTIES

      4.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller hereby represents, warrants and covenants to and agrees with Buyer as follows:

            4.1.1 Seller has the legal right, power and authority to own the Property and to enter into and consummate the transactions contemplated by this Agreement, and this Agreement and all instruments, documents and agreements to be executed by Seller in connection herewith are, or when delivered shall be, duly authorized, executed and delivered by Seller and are, or when delivered shall be, valid, binding and enforceable obligations of Seller.

            4.1.2 There are no pending or, to Seller's knowledge, threatened legal proceedings, administrative actions, or pending governmental investigation of any kind or character adversely affecting the Project or Seller's interest therein.

            4.1.3 To Seller's knowledge and except as may be disclosed in the Due Diligence Documents, Seller has received no written notice from any government authority of any violation of any statute, ordinance, code or regulation with respect to the Project, which violation has not been corrected.

            4.1.4 To Seller's knowledge and except as may be disclosed in the Due Diligence Documents, Seller has received no written notice that the Project is in violation of any federal, state and local laws, ordinances and regulations applicable to the Project with respect to "Hazardous Materials" (as defined below), nor to Seller's knowledge have any Hazardous Materials been or are currently being produced, disposed of, used or stored on or under the Property in violation of applicable law.

            4.1.5 Seller is not required to obtain any consents or approvals to consummate the transactions contemplated in this Agreement.

            4.1.6 To Seller's knowledge, the copies of the Leases and Contracts delivered to Buyer (or made available to Buyer) for its review are true and correct copies of the Leases and Contracts and are all of the Leases and Contracts affecting the Property.

            4.1.7 As used herein, "TO SELLER'S KNOWLEDGE" and phrases of similar import means the actual (not constructive and without attribution) conscious knowledge, without undertaking, and without any duty to undertake, any investigation or inquiry, of Deborah Hawthorne and Dirk Van Wyk, which individuals are the employees of Seller (or its affiliates) with the operational/asset disposition responsibility for the Project. It is expressly agreed and understood that in no event shall Buyer be entitled to bring any action(s) for damages or otherwise against such individuals. In the event Seller or Buyer should become aware of any facts or circumstances prior to the Closing Date that should render any of Seller's representations and warranties that are limited to Seller's knowledge no longer accurate, the party first becoming so aware shall promptly notify the other party Buyer in writing, and Buyer shall have the right, as its sole and exclusive remedy, to terminate this Agreement by written notice to Seller and Escrow Holder delivered within seven (7) days after receipt of Seller's notice or first becoming aware of such facts, in which case this Agreement shall terminate in accordance with Section 3.3. This Section 4.1.7 shall supersede any inconsistent provision of this Agreement.

      4.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer hereby represents, warrants and covenants to and agrees with Seller as follows:

            4.2.1 BUYER'S INVESTIGATION AND RELEASE. (a) Buyer acknowledges that, except as explicitly set forth herein, there are no representations or warranties of any kind whatsoever, express or implied, made by Seller in connection with this Agreement, the purchase of the Property by Buyer, the Contracts, the Leases, the physical condition of the Property or whether the Property complies with applicable laws or is appropriate for Buyer's intended use; (b) prior to the Decision Date Buyer shall have (or shall have chosen not to have) fully investigated the Property (including the Leases and Contracts) and all matters pertaining thereto; (c) Buyer is not relying on any statement or representation of Seller, its agents or its representatives nor on any information supplied by Seller, its agents or its representatives; (d) Buyer, in entering into this Agreement and in completing its purchase of the Property, is relying, and shall rely, entirely on its own investigation of the Property based on its extensive experience in and knowledge of real property in the areas where the Property is located; (e) Buyer is aware (or has chosen not to be aware) of all zoning regulations, other governmental requirements, legal, site and physical conditions, and other matters affecting the use and condition of the Property; (f) Buyer's decision to purchase the Property on the terms and conditions hereof has been, and at all times shall be, made solely and exclusively in reliance on Buyer's own review, inspection and investigation of the Property (including the Leases and Contracts) and of materials, documents, information and studies relating to the Property; (g) BUYER SHALL PURCHASE THE PROPERTY IN ITS "AS IS" CONDITION AS OF THE DATE OF CLOSING. Without limiting the foregoing, Buyer acknowledges that Buyer has accepted full responsibility for assuring the Property complies at Closing with all applicable laws, rules, regulations, orders and ordinances, and in the event any such laws, rules, regulations, orders or ordinances impose any pre-Closing obligations upon Seller, Seller shall have the right to (i) perform the same at Buyer's expense and the cost thereof shall be added to the Purchase Price at Closing, if Seller is obligated by law to perform the same prior to Closing, and/or (ii) require Buyer to execute and deliver at Closing any documentation requested by Seller or required by governmental authorities confirming Buyer has accepted such responsibility and indemnifying Seller against the same.

            4.2.2 AUTHORITY. Buyer has the power and authority to own the Property and to consummate the transactions contemplated by this Agreement. This Agreement and all instruments, documents and agreements to be executed by Buyer in connection herewith are or when delivered shall be duly authorized, executed and delivered by Buyer and are valid, binding and enforceable obligations of Buyer. Each individual executing this Agreement on behalf of Buyer represents and warrants to Seller that he or she is duly authorized to do so.

            4.2.3 CONSENTS. Buyer is not required to obtain any consents or approvals to consummate the transactions contemplated in this Agreement.

      4.3 REAFFIRMATION. The representations and warranties of Seller and Buyer set forth in Sections 4.1 and 4.2 are true and correct as of the dale of this Agreement and shall be true and correct as of the Closing. The Closing shall constitute each party's reaffirmation of those representations and warranties as of the Closing, and each party shall execute and deliver at Closing a document (a "REAFFIRMATION CERTIFICATE") reaffirming such representations and warranties.

      4.4 CONDEMNATION. If, prior to Closing, any portion of the Property shall be condemned or become the subject of any pending or threatened condemnation action, Seller shall promptly notify Buyer thereof. This Agreement shall remain in full force and effect, regardless of such condemnation or threatened or pending action, and if any condemnation award is received by Seller prior to Closing, the amount of such award shall be applied as a credit against the Purchase Price. Any condemnation awards received by Seller on or after Closing shall be promptly delivered by Seller to Buyer. Notwithstanding the foregoing, in the event such condemnation involves 5% or more of the Land or the Improvements or affects any of the existing access points to the Property, Buyer shall be entitled to terminate this Agreement by written notice thereof to Seller given within five (5) business days after Buyer shall have been notified of such condemnation, whereupon the Deposit (to the extent previously delivered to Escrow Holder) shall be returned to Buyer. Buyer's failure to timely deliver such notice to Seller within such five (5) business day period shall constitute Buyer's election to proceed to Closing.

      4.5 DAMAGE OR DESTRUCTION. In the event of any damage to or destruction of the Property prior to the Closing, Seller shall promptly notify Buyer thereof and the Closing shall nevertheless occur as otherwise provided for in this Agreement, except Seller shall assign to Buyer upon the Closing all insurance proceeds paid or payable to Seller in connection with such occurrences. Seller shall have no obligation to repair such damage or destruction. Notwithstanding the foregoing, if such damage or destruction to the Property shall cost more than $100,000 to repair, then Seller shall promptly so notify Buyer and within five (5) business days after receipt of such notice, Buyer shall deliver written notice to Seller and Escrow Holder, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement notwithstanding such damage or destruction; or (b) to terminate this Agreement in accordance with the terms of Section 3.3. Buyer's failure to deliver either of such notices to Seller and Escrow Holder within such Five (5) business day period shall constitute Buyer's election to proceed to Closing under clause (a).

4.6 TENANT LEASE AMENDMENTS; MANAGEMENT OF PROPERTY. Seller agrees to promptly provide Buyer with a copy of all proposed amendments to existing Leases, and all proposed new Leases, of any portion of the Property proposed to be executed after the Effective Date and before the date (the "STOP DATE") that is seven (7) days prior to the Decision Date for Buyer's review, but in no event shall Buyer have any right to approve the same, and Buyer's failure to terminate this Agreement on or before the Decision Date shall constitute Buyer's deemed approval of all such Lease amendments and new Leases. From and after the Stop Date, Buyer shall not execute any amendments to any existing Leases, or any new Leases, without Buyer's prior written consent. Upon the Closing, Buyer shall reimburse Seller for, or assume Seller's obligations with respect to, all leasing commissions paid or payable by Seller and/or tenant improvement obligations of Seller with respect to all Lease amendments and new Leases approved (or deemed approved) by Buyer pursuant to this Section 4.6 (except Seller shall be responsible for all such expenses related to any such lease with Cingular Wireless, and Seller shall be responsible for any leasing commissions payable with respect to any Leases that are renewed or extended before the Closing Date). Subject to damage or destruction, or other matters outside of Seller's control, Seller agrees to continue to manage the Property until Closing in the same manner it is currently managing the Property (in no event shall Seller have any obligation to make capital repairs, replacements or improvements, nor to cause the Property to comply with applicable laws). Prior to Closing, and for a reasonable period of time thereafter, Seller agrees to reasonably cooperate with Buyer and Buyer's accountants to facilitate Buyer's evaluations and required reports, including at least a one-year audit of the books and records of the Property, which audit shall conclude with the execution by Seller of a letter in the form attached hereto as Schedule 4.6 (Seller confirms that the representations in such letter are, to Seller's knowledge, correct as of the date of execution of this Agreement, but Seller reserves the right to revise such letter to reflect the state of Seller's knowledge at the time Seller is requested to execute such letter).

      4.7 ESTOPPEL CERTIFICATES. Seller agrees to promptly exert good faith efforts to obtain estoppel certificates ("ESTOPPELS") and subordination, non-disturbance and attornment agreements ("SNDAs"), on Seller's form or on such other reasonable forms as Buyer shall deliver to Seller within five (5) days after the Effective Date, from the Tenants. Seller shall not be in default hereunder by reason of the unavailability, or contents, of any Estoppel or SNDA. Subject to the further terms of this Section 4.7, Buyer shall have the right to terminate this Agreement pursuant to Section 3.3 if prior to Closing Seller shall be unable to obtain Estoppels approved by Buyer executed by (i) Ralph's (the "MAJOR"), plus (ii) other tenants (the "MINORS") which, in the aggregate, occupy at least seventy five percent (75%) of the remaining leased space at the Property not counting the space leased by the Major. Buyer shall be deemed to have approved each Estoppel delivered to it by Seller unless Buyer shall have delivered written notice to Seller objecting to such Estoppel within four (4) days after Seller's delivery of such Estoppel to Buyer. Buyer shall have no right to object to, and shall be deemed to have approved, any Estoppel executed on a form set forth in, or stipulated by, the applicable lease that does not reflect a default by landlord or tenant and that docs not contain any information materially inconsistent with the information set forth in the applicable lease to which it pertains. Buyer shall have no right to terminate this Agreement by reason of the unavailability, or contents, of any SNDAs. Seller agrees to execute and deliver to Buyer at Closing a "Seller Estoppel" with respect to those Minors as to which Seller has been unable to obtain an executed Estoppel, but each Seller Estoppel shall be limited "to Seller's knowledge" (as defined in Section 4.1.7).

      4.8 HAZARDOUS MATERIAL WAIVER. Buyer, on behalf of itself, its successors and assigns, hereby releases Indemnitees from and against any and all liabilities, claims, demands, suits, judgments, causes of action (including, but not limited to, causes of action arising under the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C, Sections 9601 ET. SEQ.), losses, costs, damages, injuries, penalties, enforcement actions, fines, taxes, remedial actions, removal and disposal costs, investigation and remediation costs and expenses (including, without limit, attorneys' fees, litigation, arbitration and administrative proceeding costs, expert and consultant fees and laboratory costs), sums paid in settlement of claims, whether direct or indirect, known or unknown, arising out of, related in any way to, or resulting from or in connection with, in whole or in part, the presence or suspected presence of Hazardous Materials (defined below) in, on, under, or about the Property.

"HAZARDOUS MATERIAL(S)" means any chemical, substance, material, controlled substance, object, condition, waste living organisms or combination thereof which is or may be hazardous to human health or safety or to the environment due to his radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytoloxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum hydrocarbons and petroleum products, lead, asbestos, radon, polychlorinated biphenyls (PCBs) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any federal, state or local law based upon, directly or indirectly, such properties or effects.

5. CLOSING

      5.1 DEPOSITS INTO ESCROW.

            5.1.1 At least one (1) business day prior to the Closing Date, Seller shall deposit into Escrow:

                     (a) A grant deed conveying the Project to Buyer (the "DEED"), subject to the Permitted Exceptions;

                     (b) An affidavit or qualifying statement which satisfies the requirements of Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "NON-FOREIGN AFFIDAVIT"), and a "Withholding Exemption Certificate, Form 593", pursuant to the California Revenue and Taxation Code stating either the amount of withholding required from Seller's proceeds or that Seller is exempt from such withholding requirement (the "CERTIFICATE").

                     (c) An original bill of sale and assignment (the "BILL OF SALE"), duly executed by Seller, assigning and conveying to Bayer all of Seller's right, title and interest in and to the Personal Property. The Bill of Sale shall be in the form of EXHIBIT "B" attached hereto;

                     (d) An original assignment and assumption agreement (the "ASSIGNMENT AND ASSUMPTION AGREEMENT") duly executed by Seller assigning all of Seller's right, title and interest in and to the Leases and the Contracts. The Assignment and Assumption Agreement shall be in the form of EXHIBIT "C" attached hereto; and

                     (e) A letter to each Tenant (the "TENANT LETTERS") advising the Tenant of the sale of the Property, the transfer of the Tenant's security deposit to Buyer and of the name and address of Buyer (or its property manager).

            5.1.2 On or before 10:00 a.m. Pacific time or the Closing Date, Buyer shall deposit into Escrow:

                     (a) Funds in accordance with the provisions of Section
1.3.2;

                     (b) Buyer's Reaffirmation Certificate;

                     (c) An original counterpart of the Assignment and Assumption Agreement duly executed by Buyer; and

                     (d) the Tenant Letters.

            5.1.3 Seller and Buyer shall each deposit such other instruments and funds as are reasonably required by Escrow Holder or otherwise required to close Escrow and consummate the sale of the Property in accordance with the terms of this Agreement, including but not limited to documents required under
Section 5.4.1.

      5.2 PRORATIONS.

            5.2.1 Rentals from Leases (including fixed monthly rentals and other periodic rentals, additional rentals, percentage rentals, operating cost pass-throughs and other sums and charges payable by the tenants), prepaid rentals and prepaid payments (collectively, "RENT") shall, subject to the further provisions hereof, be prorated on the basis that Buyer shall receive a credit for all security deposits actually held by Seller and for all Rent which Seller has actually received before the Closing which is allocable to the period after the Closing. Seller shall not receive a credit for any Rent Seller has not received as of the Closing that is allocable to the period prior to the Closing. If Buyer shall collect any such Rent (including without limitation percentage rent) after the Closing, Buyer shall promptly pay the same to Seller, after application of the same to any rent due from the applicable Tenant after the Closing.

            5.2.2 Real estate taxes shall be prorated as of the Closing on the basis of the most recent assessed valuation of and rates and multiplier applicable to the Property. If prorations are not made on the basis of the current tax year or if supplemental taxes are assessed after the Closing for the period prior to the Closing, the parties shall make any necessary adjustment after Closing by cash payment upon demand to the party entitled thereto so that Seller shall have borne all taxes allocable to the period prior to the Closing (including all supplemental taxes which are allocable to the period prior to Closing) and Buyer shall bear all taxes allocable to the period after the Closing (including all supplemental taxes which are allocable to the period after the Closing).

            5.2.3 Seller shall endeavor to have all of its utility accounts with respect to the Property closed out effective as of the Closing Dale; if such close-out is not possible, utilities shall be prorated as of the Closing (with the assumption that utility charges were uniformly incurred during the billing period in which the Closing occurs).

            5.2.4 Common area and maintenance charges, property taxes, insurance and other operating cost pass-throughs payable by Tenants which accrue as of the Closing Date, but which are not then due and payable (collectively, the "OPERATING EXPENSES"), shall not be prorated, except as herein provided. Buyer shall receive and retain any Operating Expenses paid by Tenants on or after the Closing Date and Seller shall receive and retain any Operating Expenses paid by Tenants prior to the Closing Date; provided, however, that any monthly or periodic deposits or payments of estimated Operating Expenses with respect to the month in which the Closing occurs received by Seller prior to the Closing Date or by Buyer on or after the Closing Date shall be prorated as of the Closing Date. Buyer and Seller shall prorate at Closing, actual Operating Expenses collected by Seller from Tenants prior to Closing with actual Operating Expenses paid by Seller with respect to such period, so that if there are any rebates owing to Tenants for the period of Seller's ownership, Seller shall pay Buyer the amount of such rebates at Closing, and if the Tenants owe the landlord any additional amounts for Operating Expenses with respect to the period of Seller's ownership, Buyer shall promptly pay Seller the amount so owed to the landlord upon Buyer's receipt of the same (and Buyer shall exert diligent good faith efforts to collect the same). Any prorations under this Agreement based upon monthly amounts shall be based upon a thirty (30) day month; any prorations under this Agreement based upon annual amounts shall be based upon a 366 day year.

      5.3 PAYMENT OF CLOSING COSTS.

            5.3.1 CLOSING COSTS BORNE BY SELLER. Seller shall bear and Escrow Holder shall discharge on Seller's behalf out of the sums payable to Seller hereunder (a) one-half of Escrow Holder's fee, (b) the Kern County documentary transfer taxes, (c) all costs and expenses of the Owner's Policy (except Buyer shall pay all costs attributable to any endorsements, any extended coverage and any deletion of the survey exception from the policy), and (d) any additional charges payable in accordance with common escrow practices in Kern County, California.

            5.3.2  CLOSING COSTS BORNE BY BUYER. Buyer shall deposit with
Escrow Holder for disbursement by Escrow Holder (a) one-half of Escrow Holder's fee, (b) all costs and expenses of the Owner's Policy not borne by Seller, (c) the recording fees and documentary transfer fees not borne by Seller required in connection with the transfer of the Property to Buyer, and (d) any additional, charges payable in accordance with common escrow practices in Kern County, California.

      5.4 CLOSING OF ESCROW.

            5.4.1 Pursuant to Section 6045 of the Internal Revenue and Taxation Code, Escrow Holder shall be designated the "closing agent" hereunder and shall be solely responsible for complying with the tax reform act of 1986 with regard to reporting all settlement information to the Internal Revenue Service.

            5.4.2  Escrow Holder shall hold the Closing on the Closing Date if:
(i) it has received in a timely manner all the funds and materials required to be delivered into Escrow by Buyer and Seller; and (ii) it has received assurances satisfactory to it that, effective as of the Closing, the Title Company will issue to Buyer, its standard coverage CLTA title insurance policy in the amount of the Purchase Price, insuring Buyer as the owner of the Property, subject only to the Permitted Exceptions (the "OWNER'S POLICY").

            5.4.3  To Close the Escrow, Escrow Holder shall:

                     (a) Cause the Deed to be recorded and thereafter mailed to Buyer, and deliver the Owner's Policy, Bill of Sale, Assignment and Assumption Agreement (executed by Seller) and Non-Foreign Affidavit and Certificate to Buyer; and

                     (b) Deliver to Seller the Buyer's Reaffirmation Certificate, the Assignment and Assumption Agreement (executed by Buyer), and by wire transfer of federal funds, funds in the amount of the Purchase Price, plus or less any net debit or credit to Seller by reason of the prorations and allocations of closing costs provided for in this Agreement.

      5.5 FAILURE TO CLOSE; CANCELLATION. If Escrow Holder is not in a position to Close the Escrow on the Closing Date, then this Agreement shall terminate (and if Buyer is in default the Deposit shall be paid to Seller), except that no such termination shall relieve either party of liability for any failure to comply with the terms of this Agreement.

      5.6 LIQUIDATED DAMAGES. BUYER AND SELLER AGREE THAT IN THE EVENT OF A MATERIAL DEFAULT OR BREACH HEREUNDER BY BUYER (INCLUDING, WITHOUT LIMITATION, ANY DEFAULT OR BREACH BY BUYER WHICH RESULTS IN THE FAILURE OF ESCROW TO CLOSE), THE DAMAGES TO SELLER WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN, AND THAT THEREFORE THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES TO SELLER, SUCH DAMAGES INCLUDING COSTS OF NEGOTIATING AND DRAFTING OF THIS AGREEMENT, COSTS OF COOPERATING IN SATISFYING CONDITIONS TO CLOSING, COSTS OF SEEKING ANOTHER BUYER UPON BUYER'S DEFAULT, OPPORTUNITY COSTS IN, AND CARRYING COST ASSOCIATED WITH, KEEPING THE PROPERTY OUT OF THE MARKETPLACE, AND OTHER COSTS INCURRED IN CONNECTION HEREWITH. ACCORDINGLY, BUYER AND SELLER AGREE THAT, EXCEPT FOR ANY DAMAGES, COSTS AND EXPENSES INCURRED IN CONNECTION WITH OR RESULTING FROM BUYER'S DEFAULT, OR BREACH OF ITS INDEMNITY OBLIGATIONS UNDER SECTIONS 3.5 AND 6.16 (WHICH DAMAGES, COSTS AND EXPENSES SHALL SURVIVE ANY CLOSING OR TERMINATION OF THIS AGREEMENT AND ARE NOT LIMITED BY THIS SECTION 5.6), RECEIPT AND RETENTION OF THE DEPOSIT SHALL BE THE SOLE DAMAGES OF SELLER IN THE EVENT OF ANY BREACH OR DEFAULT BY BUYER HEREUNDER.

                             /s/ PSD. / [ILLEGIBLE]       /s/ [ILLEGIBLE]
                           ------------------------       ----------------
                              Seller's Initials           Buyer's Initials

      5.7 SELLER'S BREACH. In the event of a material breach by Seller hereunder, Buyer's remedies shall be limited to (i) termination of this Agreement and the return to it of the Deposit, or (ii) specific performance of this Agreement. Buyer expressly waives and releases any right to sue Seller for damages.

      5.8 POSSESSION. Subject to the Permitted Exceptions and the rights of the Tenants, possession of the Property shall be delivered to Buyer upon Closing.

6. GENERAL PROVISIONS

      6.1 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

      6.2 ENTIRE AGREEMENT. This Agreement contains the entire integrated agreement between the parties respecting the subject matter of this Agreement and supersedes all prior and contemporaneous understandings and agreements, whether oral or in writing, between the parties respecting the subject matter of this Agreement.

      6.3 LEGAL ADVICE; NEUTRAL INTERPRETATION; HEADINGS. Each party has received independent legal advice from its attorneys with respect to the advisability of executing this Agreement and the meaning of the provisions hereof. The provisions of this Agreement shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question. Headings used in this Agreement are for convenience of reference only and shall not be used in construing this Agreement.

      6.4 CHOICE OF LAW. This Agreement shall be governed by the laws of the State of California.

      6.5 SEVERABILITY. If any term, covenant, condition or provision of this Agreement, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Agreement, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      6.6 WAIVER OF COVENANTS, CONDITIONS OR REMEDIES. The waiver by one party of the performance of any covenant, condition or promise under this Agreement shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise under this Agreement. The waiver by either or both parties of the time for performing any act under this Agreement shall not constitute a waiver of the time for performing any other act or an identical act required to be performed at a later time. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision in this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded.

      6.7 EXHIBITS. All exhibits to which reference is made in this Agreement are deemed incorporated in this Agreement.

      6.8 AMENDMENT. This Agreement may be amended at any time by the written agreement of Buyer and Seller. All amendments, changes, revisions and discharges of this Agreement, in whole or in part, and from time to time, shall be binding upon the parties despite any lack of legal consideration, so long as the same shall be in writing and executed by the parties hereto.

      6.9 RELATIONSHIP OF PARTIES. The parties agree that their relationship is that of seller and buyer, and that nothing contained herein shall constitute either party the agent or legal representative of the other for any purpose whatsoever, nor shall this Agreement be deemed to create any form of business organisation between the parties hereto, nor is either party granted any right or authority to assume or create any obligation or responsibility on behalf of the other party, nor shall either party be in any way liable for any debt of the other.

      6.10 NO THIRD PARTY BENEFIT. This Agreement is intended to benefit only the parties hereto and no other person or entity has or shall acquire any rights hereunder.

      6.11 TIME OF THE ESSENCE. Time shall be of the essence as to all dates and times of performance, whether contained herein or contained in any escrow instructions to be executed pursuant to this Agreement, and all escrow instructions shall contain a provision to this effect.

      6.12 FURTHER ACTS. Each party agrees to perform any further acts and to execute, acknowledge and deliver any documents, which may be reasonably necessary to carry out the provisions of this Agreement.

      6.13 RECORDATION. Buyer shall not record this Agreement, any memorandum of this Agreement, any assignment of this Agreement or any other document that would cause a cloud on the title to the Property.

      6.14 ASSIGNMENT. Upon written notice to Seller, Buyer shall be entitled to assign Buyer's rights and delegate its obligations hereunder to a third party controlled by Buyer, but no such assignment shall release Buyer of any liability hereunder. Each party agrees to cooperate with the other party in competing an exchange qualifying for nonrecognition of gain under Internal Revenue Code
Section 1031 and the applicable provisions of the California Revenue and Taxation Code ("EXCHANGE"), and each party reserves the right to convert this transaction to an Exchange at any time before the Closing Date. If either party does elect to complete an Exchange, the other party shall execute all escrow instructions, documents, agreements or instruments reasonably requested by the first party to complete the Exchange; provided, however, that the other party shall incur no additional liabilities, expenses or costs (other than its attorneys fees in reviewing customary Exchange documentation) as a result of or connected with such Exchange, and shall not be required to take title to any other property. Notwithstanding that the transaction contemplated hereby should be effected as an Exchange through a third party as a qualified IRC Section 1031 intermediary, all obligations, representation, warranties and indemnities made by Buyer shall run to Seller, and all obligations, representations, warranties and indemnities made by Seller shall run to Buyer, despite the fact that an intermediary or other third party facilitating a party's tax-deferred exchange was substituted hereunder for that party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties to this Agreement.

      6.15 ATTORNEYS' FEES. In the event of any litigation involving the parties to this Agreement to enforce any provision of this Agreement, to enforce any remedy available upon default under this Agreement, or seeking a declaration of the rights of either party under this Agreement, the prevailing party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation. All other attorneys' fees and costs relating to this Agreement and the transactions contemplated hereby shall be borne by the party incurring the same.

      6.16 BROKERS. Pursuant to separate agreement, Seller shall pay CB Richard Ellis ("SELLER'S BROKER"), a brokerage commission for its services as broker in this transaction if, as and when the Closing occurs (and Seller understands that Seller's Broker has an agreement with Buyer's broker, CB Richard Ellis, to pay CB Richard Ellis a portion of such commission at Closing). Buyer and Seller each represent and warrant to the other that, except as stated in the preceding sentence (a) they have not dealt with any brokers or finders in connection with the purchase and sale of the Property, and (b) insofar as such party knows, no broker or other person is entitled to any commission or finder's fee in connection with the purchase and sale of the Property. Seller and Buyer each agree to indemnify and hold harmless the other against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage fee, commission or finder's fee which is payable or alleged to be payable to any broker or finder because of any agreement, act, omission or statement of the indemnifying party. The provisions of this Section 6.16 shall not be limited in any way by any terms of this Agreement.

      6.17 MANNER OF GIVING NOTICE. All notices and demands which either party is required or desires to give to the other shall be given in writing by personal delivery, express courier service or by telecopy followed by next day delivery of a hard copy to the address or telecopy number set forth below for the respective party, provided that if any party gives notice of a change of name, address or telecopy number, notices to that party shall thereafter be given as demanded in that notice. All notices and demands so given shall be effective upon receipt by the party to whom notice or a demand is being given.

TO BUYER:                                 TO SELLER:
Inland Real Estate Acquisitions, Inc.     Donahue Schriber Realty Group, L.P.
2901 Butterfield Road                     200 E. Baker Street, Suite 100
Oak Brook, IL 60523                       Costa Mesa, CA 92626
Attn.: Mark Youngman                      Attn.: Dirk Van Wyk
Telephone: 630-218-4948                   Telephone: (714) 545-1400
Fax: 630-218-4935                         Fax: (714) 545-4222

WITH A COPY TO:                           WITH A COPY TO:
                                          David Greenman
                                          18800 Von Karman Avenue, Suite 100
                                          Irvine, CA 92612
                                          Telephone: (949) 224-0338
                                          Fax: (949) 224-0339

      6.18 SURVIVAL. The terms and provisions of this Agreement shall survive the Closing and the consummation of the transactions contemplated by this Agreement or the termination of this Agreement for any reason without the conveyance of the Property to Buyer.

                             SIGNATURES ON NEXT PAGE

      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

SELLER: Donahue Schriber Realty Group, L.P., a Delaware limited partnership

                 By: Donahue Schriber Realty Group, Inc., a Maryland corporation its general partner

                 By: /s/ Patrick S. Donahue
                    ------------------------------------
                     PATRICK S. DONAHUE, PRESIDENT

                 By: /s/ Dirk Van Wyk
                    ------------------------------------
                         Dirk Van Wyk
                         Vice President


BUYER:           Inland Real Estate Acquisitions, Inc., an Illinois Corporation

                 By: /s/ Mark Youngman
                    ------------------------------------

                 Name: MARK YOUNGMAN
                      ----------------------------------

                 Title: VICE PRESIDENT
                       ---------------------------------

                            JOINDER OF ESCROW HOLDER

      Escrow Holder executes this Agreement for the purpose of agreeing to serve as escrow agent with respect to the Deposit and closing in accordance with this Agreement.

                                     STEWART TITLE GUARANTY COMPANY


                                     By: /s/ Josette Loaiza
                                        -----------------------------

                                     Name:   JOSETTE LOAIZA
                                          ---------------------------

                                     Title: Commercial Escrow Officer
                                           --------------------------

                                   EXHIBIT "A"
                          LEGAL DESCRIPTION OF THE LAND

                                   EXHIBIT "B"

                           BILL OF SALE AND ASSIGNMENT

         THIS BILL OF SALE AND ASSIGNMENT (this "BILL OF SALE") is made this ___ day of _______________, 200_, by __________________________________ ("SELLER"),
in favor of ___ ("BUYER"), to be delivered and effective on the "Effective Date" (as defined below).

                                   WITNESSETH

         Seller and Buyer entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of __________, 200_ (the "AGREEMENT") respecting the sale of certain real "Property" (as defined in the Agreement).

         Under the Agreement, Seller is obligated to transfer to Buyer any and all of Seller's right, title and interest in and to all tangible personal property owned by Seller and located on or affixed to the "Land" or "Improvements" (as such terms are defined in the Agreement) and used in connection with the maintenance of the Land or Improvements, and all intangible property owned or held by Seller that pertains to the ownership, maintenance, use or operation of the Land or Improvements (collectively, "PERSONAL PROPERTY").

         NOW, THEREFORE, as of the "Closing" (as defined in the Agreement) (the "EFFECTIVE DATE") for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Buyer all of Seller's right, title and interest, if any, in and to the Personal Property.

         Buyer acknowledges that Seller makes no representation or warranty, either express or implied, with respect to Seller's interest in the Personal Property, the Personal Property's present condition or its fitness or suitability for any particular purpose; and accordingly, Seller's interest in the Personal Property is being purchased by Buyer from Seller in its "as is" "where is" condition, with all faults associated therewith. In this respect, Buyer confirms that Buyer is relying solely upon its investigation of the present condition of the Personal Property.

         This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Buyer and Seller.

         The Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

         IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the date first hereinabove written.

SELLER:
                              -------------------------------------------------,
                              a
                                -----------------------------------------------
                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------

                                   EXHIBIT "C"

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "ASSIGNMENT") is made this ___________________ day of ___________________________, 200_, by and
between ____________________________________________________________"ASSIGNOR"),
and ___________________ a ________ ("ASSIGNEE"), delivered and effective on the "Effective Date" (as defined below).

                               W I T N E S S E T H

         Assignor and Assignee entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions dated as of ______, 200_ (the "AGREEMENT") respecting the sale of certain real "Property" (as defined in the Agreement).

         Under the Agreement, Assignor is obligated to assign to Assignee any and all of its right, title and interest in and to all "Leases" and "Contracts" (as those terms are defined in the Agreement) which are set forth on SCHEDULE "1" attached hereto and incorporated herein (collectively, the "CONTRACTS").

         NOW, THEREFORE, as of the "Closing" (as defined in the Agreement) (the "EFFECTIVE DATE") for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over and delivers unto Assignee as of the Effective Date all of Assignor's right, title and interest in and to the Contracts.

         Assignee hereby accepts such Assignment and agrees to be bound by all of the terms and provisions of the Contracts, and assumes any and all liabilities and agrees to perform, pay and discharge in full when due all of Assignor's liabilities and obligations associated with, or related to the performance by Assignor of any of the terms, covenants and conditions imposed upon Assignor under the Contracts, first accruing from and after the date hereof. Assignee hereby agrees to protect, hold harmless, indemnify, defend and release Assignor from and against any claims, expenses (including, without limitation, reasonable attorneys' fees and litigation costs), liabilities or obligations of Assignor which arise, under any of the Contracts from and after the Closing. Assignor hereby agrees to protect, bold harmless, indemnify, defend and release Assignee from and against any claims, expenses (including, without, limitation, reasonable attorneys' fees and litigation costs), liabilities or obligations of Assignor which accrue under any of the Contracts prior to the Closing.

         In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, conditions, agreements or provisions on the part of the other party arising out of this Assignment, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys' fees.

         This Assignment shall be binding upon and inure to the benefit of the successors, assignees, personal representatives, heirs and legatees of all the respective parties hereto.

         This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of California.

         This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first above written.

ASSIGNOR:
                              -------------------------------------------------,
                              a
                                -----------------------------------------------

                              By:
                                 ----------------------------------------------
                              Its:
                                  ---------------------------------------------


ASSIGNEE:
                              -------------------------------------------------,
                              a
                                -----------------------------------------------

                              By:
                                 ----------------------------------------------,
                              Its:
                                  ---------------------------------------------

                                  SCHEDULE "1"

                              LEASES AND CONTRACTS

                                 SCHEDULE 3.1.1

The as built survey of the Property shall be prepared by a licensed land surveyor acceptable to Buyer and containing a certification in form and substance acceptable to the Buyer, and prepared in compliance with the most recently adopted ALTA/ACSM Land Title Survey Standards including all Table A Responsibilities and Requirements items 1, 2, 3, 4, 6, 7(a), 7(b) 8, 9, 10, 11 (except topography), dated after the Effective Date, setting forth: (i) the metes and bounds and, if applicable, lot and block legal description of the Property; (ii) the location, height and square footage of all improvements located on the Property to which it relates, including parking areas and number of spaces, curb cuts and the means of ingress and egress from public roads and highways; (iii) the location of all utilities servicing the Property, including sewer, water, gas, electric telephone and any other utilities serving the Property to the point of connection with the public system; (iv) the location and recording information of all easements affecting the Property or benefitting the Property, and any building and/or set back lines; and (v) any encroachments of the improvements on the Property onto adjacent property or easements within the Property, and any encroachments of improvements on adjacent property onto the Property (vi) gross acreage of the Property, (vii) a vicinity map and (viii) certifying the survey as having been prepared to "Urban" standards. The survey shall indicate whether or not the Property or any part thereof is located within a flood plain area. The survey shall be certified to the Title Company, the Buyer, Buyer's lender, and Buyer's grantee, if applicable.

                             DUE DILIGENCE CHECKLIST
                 DONAHUE SCHRIBER COMMENTS ARE RED (DLH 9/3/04)

        The following information is to be provided for management review

NAME OF PROPERTY:  PLAZA AT RIVERLAKES - BAKERSFIELD, CA                                          COMMENTS
A.    FINANCIAL INFORMATION
      1.  Leases
          a.  Copies of all leases, amendments and any guarantees                                   YES
          WE NEED WITHIN THREE (3) DAYS AFTER ACCEPTANCE OF AGREEMENT.
          b.  Copies of any REA, OEA, easements and encumbrances                            NOT IN OUR POSSESSION
          WE NEED WITHIN THREE (3) DAYS AFTER ACCEPTANCE OF AGREEMENT.                          CCR ENCLOSED
          c.  Standard Lease Form                                                           NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      2.   Rent Roll
          a.  Current Rent Roll                                                               HAVE 6/2/04, NEED
          WE NEED WITHIN THREE (3) DAYS AFTER ACCEPTANCE OF AGREEMENT.                        CURRENT ENCLOSED
          b.  Rent Roll as of December 31 of previous year                                  NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          c.  Rent Information for any tenant who occupied a space during previous          NOT IN OUR POSSESSION
              year, including vacated tenants as of December 31 of previous year                  ENCLOSED
          d.  Future rent information for any tenant to occupy a space in the current       NOT IN OUR POSSESSION
              year whose lease was signed and finalized as of December 31 of the
              previous year                                                                       ENCLOSED
          e.  Schedule of rents for free rent and stopped rent periods                      NOT IN OUR POSSESSION
                                                                                                    N/A

      3.  Copies of Commencement Letters to Tenants                                         NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      4.  Latest leasing status report                                                      NOT IN OUR POSSESSION
                                                                                              100% LEASED. SPACE
                                                                                                1B QUICK ONE
                                                                                               CHINESE AND 6B
                                                                                               PLANET SMOOTHIE
                                                                                              COMPLETING TI'S.

      5.  Summary of recent lease transactions including rate and tenant improvement        NOT IN OUR POSSESSION
          allowances                                                                          YOU PICKED UP THE
                                                                                            LEASE FOR WELLS FARGO
                                                                                             FINANCIAL, COLDWELL
                                                                                              BANKER AND PLANET
                                                                                             SMOOTHIE LAST WEEK.
                                                                                            ENCLOSED IS THE QUICK
                                                                                              ONE CHINESE LEASE
      6.  Percentage Rent
          a.  List of current tenants on percentage rent only or percentage rent in lieu            N/A
              basis                                                                                 N/A
          b.  Summary of percentage rents for the year ended December 31 of                         N/A
              previous year and related support                                                     N/A

      7.  List of specialty license agreements                                                      N/A
                                                                                                    N/A

      8.  Operating Statements
          a.  Prior five full years income/operating statements ending December 31            WE ONLY HAVE 2003.
                                                                                            THE CENTER WAS BUILT
                                                                                              IN 2001. ENCLOSED
                                                                                             ARE THE 2001 & 2002
                                                                                            FINANCIAL STATEMENTS

Due Diligence Checklist for Management Review
Page 2

NAME OF PROPERTY:  PLAZA AT RIVERLAKES - BAKERSFIELD, CA                                          COMMENTS
          b.  Year-to-date income/operating statement                                          HAVE 6/04, NEED
                                                                                                 MOST RECENT.
                                                                                              ENCLOSED IS 7/04
          c.  Balance sheet as of December 31 of previous year                              NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          d.  Current year/full year operating budgets                                        WE HAVE NEED PRIOR
                                                                                                  ENCLOSED
          e.  Following year budget                                                         NOT IN OUR POSSESSION
                                                                                             2005 BUDGET HAS NOT
                                                                                                BEEN COMPLETED.

      9.  General Ledger
          a.  General ledger detail for income statement accounts for the previous year     NOT IN OUR POSSESSION
               ending December 31                                                                 ENCLOSED
          b.  Year-to-date general ledger statement                                         NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      10. Copies of bills for:                                                                HAVE 2003, NEED
          a.  Real estate taxes (last three years)                                             2002 AND 2001
                                                                                                  ENCLOSED
          b.  Insurance
              1) Liability                                                                  NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
              2) Property                                                                   NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          c.  Copies of reconciliations for CAM/taxes/insurance for year ended
              December 31 of previous year for all tenants including vacated Tenants              ENCLOSED
          d.  Statement of current monthly amounts paid by tenants for                      NOT IN OUR POSSESSION
              CAM/tax/insurance plus a year-to-date balance of amounts paid by each               ENCLOSED
              tenant (Tenant Ledger)

Due Diligence Checklist for Management Review
Page 3

A.    FINANCIAL INFORMATION (CONTINUED)
      11. Information related to any recent CAM or TAX Audits, including copies of          NOT IN OUR POSSESSION
          reports                                                                                   N/A

      12. Leakage report of reimbursable expenses by tenant                                 NOT IN OUR POSSESSION
                                                                                                    N/A

      13. Base rent collected in previous five calendar year period by tenant (see pg.3)    NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      14. Physical occupancy for the last five calendar years prior to purchase             NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      15. Receivables status/aging report                                                       WE HAVE JUNE 4,
                                                                                                     2004

      16. Tenant sales reports for last three years (absolutely REQUIRED for tenants           HAVE 2003, NEED
          who have kick-outs for sales or who paid percentage rent)                          PRIOR 2002 ENCLOSED

      17. Tenant financial statements                                                       NOT IN OUR POSSESSION
                                                                                                    N/A

      18. Lease expirations - next three years                                              NOT IN OUR POSSESSION
          a.  Status of expirations, with kick-outs, with respect to renewal possibilities        ENCLOSED

      19. Description and breakdown of Promotional Income and Marketing Fund                NOT IN OUR POSSESSION
                                                                                                 NOT ACTIVE

      20. Leasing Plan                                                                      NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

B.    EXPENSE INFORMATION
      1.  Twelve months of consecutive utility bills                                        NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          a.  Water                                                                         NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          b.  Gas                                                                           NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          c.  Electric                                                                      NOT IN OUR POSSESSION
                                                                                                  ENCLOSED
          d.  Telephone and dedicated lines                                                 NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      2.  Copies of all service agreements, contracts or any leases that encumber the       ENCLOSED FOR a., c.,
          property                                                                                d., & e.
          a.  Fire/sprinkler/burglar alarms                                                 NOT IN OUR POSSESSION
          b.  Antenna cable/satellite dish                                                  NOT IN OUR POSSESSION
          c.  Cleaning                                                                      NOT IN OUR POSSESSION
          d.  Exterminating                                                                 NOT IN OUR POSSESSION
          e.  Landscaping                                                                   NOT IN OUR POSSESSION
          f.  Scavenger                                                                     NOT IN OUR POSSESSION
          g.  Security service                                                              NOT IN OUR POSSESSION
          h.  Snow removal                                                                  NOT IN OUR POSSESSION
          i.  Towing                                                                        NOT IN OUR POSSESSION
          j.  Union contracts                                                               NOT IN OUR POSSESSION
          k.  Elevator                                                                      NOT IN OUR POSSESSION
          I.  Uniform rental                                                                NOT IN OUR POSSESSION
          m.  Water softeners                                                               NOT IN OUR POSSESSION
          n.  Leasing                                                                       NOT IN OUR POSSESSION
          o.  Management Agreement                                                          NOT IN OUR POSSESSION
          p.  Advertising                                                                   NOT IN OUR POSSESSION
          q.  Tax reduction legal fees                                                      NOT IN OUR POSSESSION

Due Diligence Checklist for Management Review
Page 4

          r.   Any other service contracts or leases not cancelable in 90 days              NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      3.  Copies of one month's invoices for recurring contractual operating expenses       NOT IN OUR POSSESSION
          (contractual, landscaping, sweeping, etc.)                                              ENCLOSED

      4.  Copies of invoices for various significant expense items (repairs,                NOT IN OUR POSSESSION
          maintenance, contractual)                                                               ENCLOSED

      5.  Details of legal fees + any legal matters related to the property and/or          NOT IN OUR POSSESSION
          tenants                                                                             LITIGATION FORMER
                                                                                                DESIRED IMAGE
                                                                                             OWNERS AND RTS BIKE
                                                                                                 SHOP. DOCS
                                                                                                  ENCLOSED

      6.  Capital Improvements
          a.  Capital improvements over the last 36 months                                  NOT IN OUR POSSESSION
                                                                                                    NONE
          b.  Five-year capital expenditure forecast                                        NOT IN OUR POSSESSION
                                                                                                    NONE
          c.  Assignable warranties                                                         NOT IN OUR POSSESSION
                                                                                                    NONE

Due Diligence Checklist for Management Review
Page 5

C.    ENVIRONMENTAL REPORTS
      1.  Phase I (existing)                                                                 WE THIS DATED JULY
                                                                                                   1995

      2.  Phase I (new)                                                                       WE HAVE THIS MAY
                                                                                                 DATED 2000

      3.  Other                                                                                 PHASE II SITE
                                                                                              ASSESSMENT DATED
                                                                                               SEPTEMBER 1995

D.    STAFFING
      1.  Itemized by position and salary                                                   NOT IN OUR POSSESSION
                                                                                            N/A NO ON-SITE STAFF

E.    SITE INSPECTIONS
      1.  Inspection report                                                                 NOT IN OUR POSSESSION
                                                                                                    NONE
      2.  Photos                                                                            NOT IN OUR POSSESSION
                                                                                                    NONE

F.    MISCELLANEOUS
      1.  Code violations
          a.  Current and outstanding                                                       NOT IN OUR POSSESSION
                                                                                                    NONE
          b.  Last 24 months, with compliance                                               NOT IN OUR POSSESSION
                                                                                                    NONE
          c.  Contact municipalities as to other problems                                   NOT IN OUR POSSESSION
                                                                                                    NONE

      2.  Easement/encumbrances; restrictive easement agreements/operating                  NOT IN OUR POSSESSION
          easement agreements                                                                     ENCLOSED

      3.  Copies of all Warranties
          a.  Roof                                                                          NOT IN OUR POSSESSION
                                                                                                    NONE
          b.  Construction                                                                  NOT IN OUR POSSESSION
                                                                                                    NONE

      4.  Current tenant contact list                                                       NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      5.  Certificates of insurance for each tenant                                         NOT IN OUR POSSESSION
                                                                                                  ENCLOSED

      6.  Current insurance policies (building and common area)
          a.  Property N/A FOR #6 UMBRELLA POLICY FOR ALL DS PROPERTIES &                   NOT IN OUR POSSESSION
          b.  Liability CONTAINS PRIVATE FINANCIAL INFO.                                    NOT IN OUR POSSESSION
          c.  Umbrella                                                                      NOT IN OUR POSSESSION
          d.  Elevation Certificates for Flood Insurance                                    NOT IN OUR POSSESSION

      7.  Appraisal
          a.  Existing Third Party Appraisal                                                NOT IN OUR POSSESSION
                                                                                                    N/A
          b.  New Appraisal                                                                 NOT IN OUR POSSESSION

      8.  Marketing/leasing brochures                                                       NOT IN OUR POSSESSION
                                                                                                    N/A

      9.  Survey                                                                               FEBRUARY 2, 2002

      10. Site plan                                                                                YES

      11. Building photographs and aerials                                                         YES

      12. Certificates of Occupancy                                                         NOT IN OUR POSSESSION
                                                                                                    N/A

Due Diligence Checklist for Management Review
Page 6

      13. Zoning Letter                                                                     NOT IN OUR POSSESSION
                                                                                                    N/A

      14. Building Plans and Specifications                                                 NOT IN OUR POSSESSION
                                                                                             AS BUILT'S ENCLOSED

      15. Estoppels                                                                         NOT IN OUR POSSESSION
                                                                                               BUYER TO PROVIDE

    * A.   13
      -------

                                    Occupancy Rate               Effective
              Year Ending               as of                Annual Rental PSF
              December 31            December 31             as of December 31
              -----------            -----------             -----------------
                 2003                  ENCLOSED                  ENCLOSED
                 2002                  ENCLOSED                  ENCLOSED
                 2001                  ENCLOSED                  ENCLOSED
                 2000                    N/A                       N/A
                 1999                    N/A                       N/A

                                  Schedule 4.6

Current Date, 2004


KPMG LLP
KPMG Plaza
303 East Wacker Drive
Chicago, IL 60601

Ladies and Gentlemen:

We, as the owner and Seller (herein so called) of __________________________ (the "Property") are confirming our understanding that your audit of the Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") of Seller for the calendar year ended December, 2003. during our period of ownership will be made for the purpose of expressing an opinion to your client, (insert Inland acquiring entity), as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the accrual basis of accounting. In connection with your audit, we confirm, to our actual knowledge without additional investigation or inquiry, the following representation are made as to the audit:

1.   We will make available to you:

     (a) All financial records and related data for the Property reasonable requested by you in our possession.

2.   There have been no:

     (a) Instances of fraud involving any member of management or employees who have significant roles in internal control, not are we aware of instances of fraud by others.

     (b) Communications from regulatory agencies concerning non-compliance with, or deficiencies in, financial reporting practices received by the undersigned that could reasonably be expected to have a material effect on the Historical Summary.

     (c) Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Historical Summary or as a basis for recording the loss contingency, nor are we aware of any violations of laws or regulations that to our actual knowledge would have an adverse impact upon the materials delivered to you.

     (d) Nor are we aware of any entries in the minutes of any applicable board or summary of recant meeting for which minutes have not yet been prepared which conflict with the financial records provided or the statements made herein.

3.   There are no:

     (a) Material transactions that have not been properly recorded in the accounting records underlying the Historical Summary.

     (b) Events that have occurred subsequent to the balance sheet data and through the date of this letter that would require adjustment to or disclosure in the Historical Summary.

     (c) Uninsured claims, asserted claims, material liabilities or loss contingencies that we believe should have been recorded in the financial statements that have not been recorded.

4. The Property has failed to comply with all aspects of the contractual agreements that would have a material effect on the Historical Summary in the event of noncompliance.

5. All income from operating leases is included as gross income in the Historical Summary. No other forms of revenue are included in the Historical Summary.

6. Terms such as "to our knowledge", "to the best of our knowledge", "to our actual knowledge" or like phrases mean the actual present and conscious awareness or knowledge of ___________________ (collectively, "Seller's Representative"), without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Seller's Representative, or any of them, or any other officer or employee of Seller, on account of any breach of any representation or warranty made by Seller herein.

Further, we confirm that to our knowledge the financial records do not fail to disclose any material factors for the Historical Summary.

                                       29